DTH OPTION PURCHASE AGREEMENT

                  This DTH Option Purchase Agreement (this "Agreement"), dated September 20, 1996, between PanAmSat Corporation, a Delaware corporation ("PAS"), Grupo Televisa, S.A., a Mexican corporation ("Televisa") and Satellite Company, L.L.C., a Nevada Limited Liability Company ("S Company").

A. PAS and Televisa have entered into a DTH System in Latin America Memorandum of Understanding dated as of March 27, 1995 (the "Original MOU"), as revised pursuant to a Revised DTH System in Latin America Memorandum of Understanding of even date herewith (the "Revised MOU"). Pursuant to Section 2.4.1 of the Original MOU and Section 1.1 of the Revised MOU, and pursuant to oral understandings, PAS has obligations or rights to purchase (such agreements or options to purchase, the "DTH Options"), subject to fulfillment of its indenture obligations, equity ownership in a company or companies formed to sell program services to consumers in the Americas and the Iberian peninsula.

B. Concurrently with the execution and delivery of this Agreement, PAS is entering into an Agreement and Plan of Reorganization (the "Reorganization Agreement") with Hughes Communications, Inc. ("HCI"), Hughes Communications Galaxy, Inc., Hughes Communications Satellite Services, Inc., Hughes Communications Services, Inc., Hughes Communications Carrier Services, Inc., Hughes Communications Japan, Inc. and Magellan International, Inc. ("Newco"), pursuant to which, among other things, Newco will acquire the existing businesses of certain subsidiaries of HCI that together comprise the Galaxy Business (as defined in the Reorganization Agreement) and the business of PAS.

C. It is a condition to the closing under the Reorganization Agreement that PAS dispose of the DTH Options.

                  In consideration of the foregoing premises and the agreements, covenants and conditions set forth below, the parties agree as follows:

1.       Sale of DTH Option.

                  1.1 Upon the terms and subject to the conditions contained herein, at a closing (the "Closing") occurring substantially concurrently with the payment by Newco of consideration pursuant to Section 1.2 of the Stock Contribution and Exchange Agreement of even date herewith between Televisa, S Company, Newco and Hughes Communications, Inc., PAS will sell, convey, transfer, assign and deliver (i) unless the proviso to Section 1.3 hereof is applicable, at Televisa's option, to Televisa and/or a designee or designees of Televisa, or
(ii) only if the proviso to Section 1.3 hereof is applicable, at S Company's option, to S Company and/or a designee or designees of S Company, all of PAS's
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right, title and interest in and to the DTH Options (collectively, the "PAS DTH
Option Sale").

                  1.2 Upon the terms and subject to the conditions contained herein, at the Closing, as consideration for the PAS DTH Option Sale, subject to
Section 1.3 hereof, Televisa shall pay and/or cause to be paid to PAS the sum of U.S. $225,000,000 (the "DTH Option Amount").

                  1.3 To effect the PAS DTH Option Sale, at the Closing (a) PAS shall assign, convey, transfer and sell (i) unless the proviso to this Section
1.3 is applicable, at Televisa's option, to Televisa and/or a designee or designees of Televisa, or (ii) only if the proviso to this Section 1.3 is applicable, at S Company's option, to S Company and/or a designee or designees of S Company, the DTH Options free and clear of any claim, lien, pledge, option, charge, security interest, encumbrance or other rights of third parties of any nature whatsoever, and (b) Televisa shall pay and/or caused to be paid an amount in cash equal to the DTH Option Amount to PAS by wire transfer of immediately available funds to an account designated by PAS; provided, that if Televisa is otherwise unable to pay and/or caused to be paid the DTH Option Amount to PAS at the Closing, then S Company shall acquire and/or cause to be acquired by a designee or designees of S Company the DTH Options, and S Company shall pay and/or caused to be paid by a designee or designees of S Company the DTH Option Amount to PAS.

                  1.4 (a) In the event that the proviso to Section 1.3 hereof is not applicable, unless otherwise provided in a written notice by Televisa to PAS at the Closing, PAS shall sell, convey, transfer, assign and deliver the DTH Options to Televisa at the Closing.

                  (b) Only in the event that the proviso to Section 1.3 hereof is applicable, unless otherwise provided in a written notice by S Company to PAS at the Closing, PAS shall sell, convey, transfer, assign and deliver the DTH Options to S Company at the Closing.

2.       Representations, Warranties, Covenants and Agreements.

                  2.1 PAS hereby represents and warrants to Televisa, S Company and their designees, and each of Televisa and S Company (on behalf of each of them and their designees, if any) hereby represents and warrants to PAS, that
(i) such party has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to effect the transactions contemplated hereby, (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such party, (iii) this Agreement has been duly executed and delivered by such party, and assuming that this Agreement constitutes the valid and binding agreement of the other party hereto, constitutes a valid and binding obligation of such party enforceable in accordance with its terms except that the enforcement hereby may be limited by bankruptcy, insolvency, fraudulent
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transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iv) no consent, approval, order or authorization of, or registration, declaration or filing with, notice to, or permit from any legislative, executive, judicial, regulatory or other governmental or quasi-governmental authority, instrumentality or body, whether domestic or foreign, local, state, federal or other, including, without limitation, any administrative agency, commission or court, or other public or private third party, is required by or with respect to such party in connection with the execution and delivery by such party of this Agreement or the consummation by such party of the transactions contemplated hereby.

                  2.2 Each of the parties hereto hereby agrees that it will cooperate with one another and endeavor in good faith to take all actions required in connection with the consummation of the transactions contemplated by this Agreement.

3.       Binding Effect.

                  This Agreement is a binding agreement between the parties, and may be amended or modified only by a written instrument executed by the parties. This Agreement constitutes the entire understanding and agreement of the parties with respect to the matters described herein and all prior agreements and understandings, whether written or oral related thereto, are merged herein and superseded hereby, except as set forth in Section 9 below.

4.       No Third Party Beneficiaries.

                  Nothing contained in this Agreement is intended to confer on any person or entity, other than the parties hereto, any rights, remedies or obligations.

5.       Governing Law.

                  This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

6.       Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall constitute an original agreement.

7.       Termination.

                  This Agreement may be terminated at any time prior to the Closing by PAS or Televisa (the date of such termination being referred to as a "Termination Date") if for any reason the Reorganization Agreement shall have been terminated in accordance with its terms. In the event of the termination of
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this Agreement as provided in the preceding sentence, written notice thereof shall forthwith be given to the other party and this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except to the extent that such termination results from the breach by such party hereto of any of its representations or warranties, or of any of its covenants or agreements, in each case, as set forth in this Agreement.

8.       Further Rights.

                  Notwithstanding anything contained herein to the contrary, upon the termination of this Agreement pursuant to Section 7, Televisa may extend this Agreement for a period of up to 12 months following the Termination Date (the "Extension Period") by written notice to PAS given within the Extension Period. Upon such extension, the transactions contemplated herein shall close prior to the expiration of the Extension Period, as the same may be further extended as provided in clause (b) below, on the terms and conditions set forth herein, provided that (a) the $225 million purchase price specified herein shall be increased by an amount equal to interest at the rate of 10% per annum from the Termination Date until the payment of the purchase price, and (b) if PAS enters into an agreement to effect a business combination within the Extension Period and if Televisa has committed to purchase the DTH Options in connection with such business combination, the closing of the purchase and sale may be adjourned, at Televisa's option, until the consummation of such business combination.

9.       Termination of Agreements.

                  Upon the consummation of the purchase by Televisa or its designee of the DTH Options as provided herein, all rights and obligations of the parties under the Original MOU and the Revised MOU shall, except as expressly provided below, be terminated and extinguished and neither party shall have any further obligation to the other. Notwithstanding the immediately preceding sentence, the provisions of Section 2 of the Revised MOU shall not be terminated or extinguished and shall remain in full force and effect.
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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.



                                           GRUPO TELEVISA, S.A.

                                        By: /s/ Guillermo Canedo White
                                           --------------------------------
                                      Name: Guillermo Canedo White
                                     Title: Executive Vice President



                                           SATELLITE COMPANY, L.L.C.

                                        By: /s/  Guillermo Canedo White
                                           --------------------------------
                                      Name: Guillermo Canedo White
                                     Title: Authorized Signatory



                                           PANAMSAT CORPORATION

                                        By: /s/ Frederick A. Landman
                                           --------------------------------
                                      Name: Frederick A. Landman
                                     Title: President and Chief Executive
                                            Officer